UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2013

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure

Portland General Electric Company (PGE, or the Company) has partial ownership interests in two coal-fired generating plants that have been out of service since July 1, 2013 due to equipment failures.
The Company owns a 20% share of the Colstrip Unit 4 coal-fired plant, which is operated by PPL Montana, LLC, located near Colstrip, Montana. PGE’s share of the net capacity of the plant is 148 megawatts (MW). On July 1, 2013, the plant tripped off-line. During inspections of the unit damage was found in the generator, which will require repairs to the stator, core and rotor, among other components. It is currently expected that the plant will be out of service for at least six months.
The Company also has a 65% ownership interest in the Boardman coal-fired plant located near Boardman, Oregon. PGE operates the Boardman plant, and the Company’s share of the plant’s capacity is 374 MW. On July 1, 2013 the plant tripped off-line as a result of a thermal water hammer event causing structural damage to the cold reheat piping line that runs between the turbine and the boiler. While still under inspection, the damage will require repairs that are currently estimated to prevent the plant from returning to operation for at least one month.
As a result of these unplanned outages, the Company will be incurring incremental costs to replace its share of the output of these plants through PGE’s other energy supply resources. Although the actual time required for the related repairs has not been fully determined, PGE currently estimates its replacement power costs to be in the range of $10 million to $12 million. At this time, cost estimates of the repair work to be performed are still being determined, and the plant operators are filing claims for potential insurance recovery of the repair work, with each plant having a $2.5 million deductible for each event.
PGE will host a conference call with financial analysts and investors on August 2, 2013 at 11:00 a.m. ET to discuss financial results for the second quarter 2013, as well as provide updated earnings guidance for the full year, including the related impacts of these plant outages.

Information Regarding Forward Looking Statements

This current report includes forward-looking statements. Portland General Electric Company based these forward-looking statements on its current expectations about future events in light of its knowledge of facts as of the date of this current report and its assumptions about future circumstances. Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties and that actual results may differ materially from those projected in the forward-looking statements, which include statements concerning the expected duration of the plant outages, the expected cost of replacement power, the expected cost of repair, and the possibility of insurance recovery. The Company assumes no obligation to update any such forward-looking statement. Prospective investors should also review the risks and uncertainties included in the Company’s most recent Annual Report on Form 10-K and the Company’s reports on Forms 10-Q and 8-K filed with the United States Securities and Exchange Commission, including Management’s Discussion and Analysis of Financial Condition and Results of Operations and the risks described therein from time to time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	July 15, 2013	By:	/s/ James F. Lobdell
James F. Lobdell
Senior Vice President of Finance, Chief Financial Officer and Treasurer

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